                                                                     EXHIBIT 5.1




                                 August 3, 2001


Informatica Corporation
3350 West Bayshore
Palo Alto, CA  94303

        RE:    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 (the "REGISTRATION Statement") to be filed by Informatica Corporation, a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,927,570 shares of your Common Stock, $0.001 par value (the "SHARES"), reserved for issuance pursuant to the 1999 Stock Incentive Plan, as amended, and the 1999 Employee Stock Purchase Plan (together with the 1999 Stock Incentive Plan, the "PLANS"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the terms of the Plans. We also assume that each issuance of Shares will be made in accordance with the terms of the Plans.

        It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                           /s/ Wilson Sonsini Goodrich & Rosati